UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                     ______________________________
                         WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

             DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                           NOVEMBER 16, 2005


                      EMPIRE PETROLEUM CORPORATION
         (Exact name of registrant as specified in its charter)


          Delaware                   001-16653             73-1238709
(State or other jurisdiction
of incorporation)             (Commission File Number)  (I.R.S. Employer
                                                        Identification No.)


8801 S. Yale, Suite 120, Tulsa, Oklahoma                 74137-3575
(Address of principal executive offices)                 (Zip Code)

(918) 488-8068
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On November 16, 2005, the Board of Directors of Empire Petroleum Corporation (the "Company") concluded that its previously issued annual and quarterly financial statements for fiscal years 2003, 2004 and quarterly financial statements for 2005 should not be relied upon because of errors in those financial statements and that the Company would restate its previously issued annual financial statements for fiscal year 2003, annual and quarterly financial statements for fiscal year 2004 and quarterly financial statements for 2005 to make the necessary accounting adjustments. The Company's Board of Directors reached this conclusion based upon the recommendation of the Company's management and with the concurrence of the Company's independent auditors.

     The restatement pertains to the Company's accounting for exit activities in connection with office space in Canada, which was leased by the former management of the Company, abandoned upon the resignation of such management and subleased for a period of time thereafter. The Company intends to file amended Annual Reports on Forms 10-KSB for the years ended December 31, 2003 and December 31, 2004 and amended Quarterly Reports on Forms 10-QSB for the periods ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005 and June 30, 2005.

     The Company's management has discussed with Tullius Taylor Sartain & Sartain LLP, the Company's independent auditors, the matters disclosed under
Item 4.02 in this Current Report on Form 8-K.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMPIRE PETROLEUM CORPORATION


Date: November 21, 2005                      By: /s/ Albert E. Whitehead
                                             Albert E. Whitehead
                                             Chief Executive Officer